Comparison of change in value of $10,000 investment in Dreyfus Balanced Fund, Inc.
with the Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Aggregate Bond Index, and the Customized Blended Index

EXHIBIT A:

             Dreyfus     Standard & Poor's 500 Lehman Brothers      Customized
   PERIOD    Balanced      Composite Stock        Aggregate          Blended
            Fund, Inc.      Price Index *        Bond Index *        Index *

  9/30/92     10,000            10,000              10,000            10,000
  8/31/93     10,888            11,384              10,967            11,217
  8/31/94     11,730            12,006              10,801            11,517
  8/31/95     13,961            14,577              12,022            13,518
  8/31/96     14,686            17,306              12,516            15,258
  8/31/97     18,808            24,336              13,768            19,587
  8/31/98     18,245            26,312              15,223            21,370
  8/31/99     21,779            36,786              15,345            26,542
  8/31/00     24,528            42,786              16,505            29,943
  8/31/01     22,597            32,356              18,543            27,042


* Source: Lipper Inc.